CENTRAL PARK ADVISERS, LLC
805 Third Avenue
New York, New York 10022

July 12, 2018

CPG Vintage Access Fund II, LLC
c/o Central Park Advisers, LLC
805 Third Avenue
New York, New York 10022

Re:	Organizational Expenses Limitation and Reimbursement Agreement (the "Agreement")

Ladies and Gentlemen:

Central Park Advisers, LLC (the "Adviser"), intending to be legally bound, hereby confirms its agreement as follows in respect of CPG Vintage Access Fund II, LLC (the "Fund"):

The Adviser hereby agrees to limit the total amount of organizational expenses, and expenses borne by the Fund relating to the offering and sale of units of limited liability company interests of the Fund, including the expenses described in Section 4(a)(4) of the Investment Advisory Agreement between the Fund and the Adviser, to an aggregate amount not to exceed $1,000,000.

Very truly yours,

Central Park Advisers, LLC

By: _________________________________

Name:
Title:

Accepted and Agreed:

CPG Vintage Access Fund II, LLC

By: _________________________________

Name:
Title: